Exhibit e.2
                        Master Selling Dealer Agreement

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                         MASTER SELLING DEALER AGREEMENT

         In accordance with this Agreement, Aeltus Capital, Inc. authorizes you, ________________________________________, to distribute shares of the series of
Aetna Series Fund, Inc. ("Fund") listed on Schedule A attached to this Agreement (the "Portfolios"). We may periodically change the list of Portfolios by giving you written notice of the change. We are the Portfolios' principal underwriter and, as agent for the Portfolios, we offer to sell Portfolio shares to you on the following terms:

         1. Certain Defined Terms: As used in this Agreement, the term "Prospectus" means the applicable prospectus and related statement of additional information, whether in paper format or electronic format, included in the Fund's then currently effective registration statement (or post-effective amendment thereto), and any information that we or the Fund may issue to you as a supplement to such prospectus or statement of additional information (a "sticker"), all as filed with the Securities and Exchange Commission (the "SEC") pursuant to the Securities Act of 1933.

         2. Purchases of Portfolio Shares for Sale to Customers: (a) In offering and selling Portfolio shares to your customers, you agree to act as dealer for your own account; you are not authorized to act as agent for us or for any Portfolio, except as specified in paragraph 5(b) below.

               (b) You agree to offer and sell Portfolio shares to your customers only at the applicable public offering price in accordance with the Prospectus. If your customer qualifies for a reduced sales charge pursuant to a special purchase plan (for example, a quantity discount, right of accumulation or letter of intent) as described in the Prospectus, you agree to offer and sell Portfolio shares to your customer at the applicable reduced sales charge. You agree to deliver or cause to be delivered to each customer, at or prior to the time of any purchase of shares, a copy of the then current prospectus (including any stickers thereto), unless you already have delivered a prospectus to the customer, and to each customer who so requests, a copy of the then current statement of additional information (including any stickers thereto).

               (c) You agree to purchase Portfolio shares from us only to cover purchase orders that you have already received from your customers, or for your own investment. You also agree not to purchase any Portfolio shares from your customers at a price lower than the applicable redemption price, determined in the manner described in the Prospectus. You will not withhold placing customers' orders so as to profit yourself as a result of such withholding (for example, by a change in a Portfolio's net asset value from that used in determining the offering price to your customers).

               (d) We will accept your purchase orders only at the public offering price applicable to each order, as determined in accordance with the Prospectus. We will not accept from you a conditional order for Portfolio shares. All purchase orders are subject to acceptance or rejection by us in our sole discretion. We may, without notice, suspend sales or withdraw the offering of Portfolio shares, or make a limited offering of Portfolio shares.

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               (e) The placing of orders with us will be governed by
instructions that we will periodically issue to you. We must receive your payment on or before the settlement date established in accordance with Rule 15c6-1 under the Securities Exchange Act of 1934 (the "1934 Act"). If we do not receive your payment on or before such settlement date, we may, without notice, cancel the sale, or, at our option, sell the shares that you ordered back to the issuing Portfolio, and we may hold you responsible for any loss suffered by us or the issuing Portfolio as a result of your failure to make payment as required.

               (f) You agree to comply with all applicable state and federal laws and with the rules and regulations of authorized regulatory agencies thereunder. You agree to offer and sell Portfolio shares only in states where you may legally offer and sell such Portfolio's shares. You will not offer shares of any Portfolio for sale unless you have been notified that such shares are registered for sale under the applicable state and federal laws and the rules and regulations thereunder.

               (g) Certificates evidencing Portfolio shares are not available; any transaction in Portfolio shares will be effected and evidenced by book-entry on the records maintained by PFPC Inc. ("PFPC"). A confirmation statement evidencing transactions in Portfolio shares will be transmitted to you.

         3. Your Compensation: (a) Your concession, if any, on your sales of Portfolio shares will be as provided in the Prospectus or in the applicable schedule of concessions issued by us and in effect at the time of our sale to you. Upon written notice to you, we or any Portfolio may change or discontinue any schedule of concessions, or issue a new schedule.

               (b) If the Fund has adopted a distribution and/or shareholder services plan pursuant to Rule 12b-1 under the Investment Company Act of 1940 (a "Plan"), we may make distribution and/or service payments to you under the Plan(s). If a Portfolio does not have a currently effective Plan, we or Aeltus Investment Management, Inc. may make distribution payments or service payments to you from our own funds. Any payments will be made in the amount and manner set forth in the Prospectus or in the applicable schedule issued by us and then in effect. Upon written notice to you, we or any Portfolio may change or discontinue any schedule of distribution payments or service payments, or issue a new schedule. A schedule of distribution and service payments will be in effect with respect to a Plan only so long as the Fund's Plan remains in effect.

               (c) After the effective date of any change in or discontinuance of any schedule of concessions, distribution payments, or service payments, or the termination of a Plan, any concessions, distribution payments, or service payments will be allowable or payable to you only in accordance with such change, discontinuance, or termination. You agree that you will have no claim against us or any Portfolio by virtue of any such change, discontinuance, or termination. In the event of any overpayment by us of any concession, distribution payment, or service payment, you will remit such overpayment.


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               (d) If any Portfolio shares sold to you by us under the terms of this Agreement are redeemed by the issuing Portfolio or tendered for redemption by the customer within seven (7) business days after the date of the confirmation of your original purchase order for such shares, you agree (i) to refund promptly to us the full amount of any concession, distribution payment, or service payment allowed or paid to you on such shares, and (ii) if not yet allowed or paid to you, to forfeit the right to receive any concession, distribution payment, or service payment allowable or payable to you on such shares. We will notify you of any such redemption within ten (10) days after the date of the redemption.

         4. Certain Types of Accounts: (a) You may instruct PFPC to register purchased shares in your name and account as nominee for your customers. If you hold Portfolio shares as nominee for your customers, all Prospectuses, proxy statements, periodic reports, and other printed material will be sent to you, and all confirmations and other communications to shareholders will be transmitted to you. You will be responsible for forwarding such printed material, confirmations, and communications, or the information contained therein, to all customers for whose account you hold any Portfolio shares as nominee. However, we will be responsible for the costs associated with your forwarding such printed material, confirmations, and communications. You will be responsible for complying with all reporting and tax withholding requirements with respect to the customers for whose account you hold any Portfolio shares as nominee.

               (b) With respect to accounts other than those accounts referred to in paragraph 4(a) above, you agree to provide us with all information (including certification of taxpayer identification numbers and back-up withholding instructions) necessary or appropriate for us to comply with legal and regulatory reporting requirements.

               (c) Accounts opened or maintained pursuant to any system of the National Securities Clearing Corporation ("NSCC") will be governed by applicable NSCC rules and procedures and any agreement or other arrangement with us relating to such system.

               (d) If you hold Portfolio shares in an omnibus account for two or more customers, you will be responsible for determining, in accordance with the Prospectus, whether, and the extent to which, a contingent deferred sales charge ("CDSC") is applicable when the purchaser of Portfolio shares sells such shares, and you agree to transmit immediately to us any CDSC to which such purchase was subject. You hereby represent that if you hold Portfolio shares subject to a CDSC, you have the capability to track and account for such charge, and we reserve the right, at our discretion, to verify that capability by inspecting your tracking and accounting system or otherwise.

         5. Status as Registered Broker/Dealer: (a) Each party to this Agreement represents to the other party that (i) it is registered as a broker/dealer under the 1934 Act, (ii) it is qualified to act as a broker/dealer in the states where it transacts business, and (iii) it is a member in good standing of the National Association of Securities Dealers, Inc. ("NASD"). Each party agrees to maintain its broker/dealer registration and qualifications and its NASD membership in good standing throughout the term of this Agreement. Each party agrees to abide by all of the NASD's


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rules and regulations, including the NASD's Conduct Rules -- in particular,
Section 2830 of such Rules, which section is deemed a part of and is incorporated by reference in this Agreement. This Agreement will terminate automatically without notice in the event that either party's NASD membership is terminated.

               (b) Nothing in this Agreement shall cause you to be our partner, employee, or agent, or give you any authority to act for us or for any Portfolio, except that you are deemed a Portfolio's agent for the limited purpose of receiving orders for the purchase and sale of Portfolio shares. Neither we nor any Portfolio shall be liable for any of your acts or obligations as a dealer under this Agreement.

         6. Information Relating to the Portfolios: (a) No person is authorized to make any representations concerning shares of a Portfolio other than those contained in the Fund's Prospectus. In buying Portfolio shares from us under this Agreement, you will rely only on the representations contained in the Prospectus. Upon your request, we will furnish you with a reasonable number of copies of the Fund's current prospectus or statement of additional information or both (including any stickers thereto).

               (b) Any printed or electronic information that we furnish you (other than the Prospectus and periodic reports) is our sole responsibility and not the responsibility of the respective Portfolios. You agree that the Portfolios will have no liability or responsibility to you with respect to any such printed or electronic information. We or the respective Portfolio will bear the expense of qualifying its shares under the state securities laws.

               (c) You may not use any sales literature or advertising material (including material disseminated through radio, television, or other electronic media) concerning Portfolio shares, other than the printed or electronic information referred to in paragraph 6(b) above, in connection with the offer or sale of Portfolio shares without obtaining our prior written approval. Upon our notifying you as such, you agree to discard immediately any outdated prospectuses and advertising material. You may not distribute or make available to investors any information that we furnish you marked "FOR INVESTMENT PROFESSIONAL USE ONLY" or that otherwise indicates that it is confidential or not intended to be distributed to investors.

         7. Indemnification: (a) We will indemnify and hold you harmless from any claim, demand, loss, expense, or cause of action resulting from the misconduct or negligence, as measured by industry standards, of us, our agents and employees, in carrying out our obligations under this Agreement. Such indemnification will survive the termination of this Agreement.

               (b) You will indemnify and hold us harmless from any claim, demand, loss, expense, or cause of action resulting from the misconduct or negligence, as measured by industry standards, of you, your agents and employees, in carrying out your obligations under this Agreement. Such indemnification will survive the termination of this Agreement.

         8. Customer Lists: We hereby agree that we shall not use any list of your customers which may be obtained in connection with this Agreement for the purpose of solicitation of any


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product or service without your express written consent. However, nothing in this paragraph or otherwise shall be deemed to prohibit or restrict us or our affiliates in any way from solicitations of any product or service directed at, without limitation, the general public, any segment thereof, or any specific individual, provided such solicitation is not based upon such list.

         9. Duration of Agreement: This Agreement, with respect to any Plan, will continue in effect for one year from its effective date, and thereafter will continue automatically for successive annual periods; provided, however, that such continuance is subject to termination at any time without penalty if the Plan is terminated in accordance with Rule 12b-1 under the Investment Company Act of 1940 ("1940 Act"). This Agreement, other than with respect to a Plan, will continue in effect from year to year after its effective date, unless terminated as provided herein.

         10. Amendment and Termination of Agreement: (a) We may amend any provision of this Agreement by giving you written notice of the amendment. Either party to this Agreement may terminate the Agreement without cause by giving the other party at least thirty (30) days' written notice of its intention to terminate. This Agreement will terminate automatically in the event of its assignment (as defined in the 1940 Act), except that the Agreement may be transferred to an affiliated broker/dealer of the undersigned upon our providing you with written notice thereof.

               (b) In the event that (i) an application for a protective decree under the provisions of the Securities Investor Protection Act of 1970 is filed against you; (ii) you file a petition in bankruptcy or a petition seeking similar relief under any bankruptcy, insolvency, or similar law, or a proceeding is commenced against you seeking such relief; or (iii) you are found by the SEC, the NASD, or any other federal or state regulatory agency or authority to have violated any applicable federal or state law, rule or regulation arising out of your activities as a broker/dealer or in connection with this Agreement, this Agreement will terminate effective immediately upon our giving notice of termination to you. You agree to notify us promptly and to immediately suspend sales of Portfolio shares in the event of any such filing or violation, or in the event that you cease to be a member in good standing of the NASD.

               (c) Your or our failure to terminate this Agreement for a particular cause will not constitute a waiver of the right to terminate this Agreement at a later date for the same or another cause. The termination of this Agreement with respect to any one Portfolio will not cause its termination with respect to any other Portfolio.

         11. Arbitration: In the event of a dispute, such dispute will be settled by arbitration before arbitrators sitting in New York, New York in accordance with the NASD's Code of Arbitration Procedure in effect at the time of the dispute. The arbitrators will act by majority decision and their award may allocate attorneys' fees and arbitration costs between us. Their award will be final and binding between us, and such award may be entered as a judgment in any court of competent jurisdiction.


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         12.   Notices: All notices required or permitted to be given under this
Agreement shall be given in writing and delivered by personal delivery, by postage prepaid mail, or by facsimile machine or a similar means of same day delivery (with a confirming copy by mail). All notices to us shall be given or sent to us at our offices located at 10 State House Square, SH13, Hartford, Connecticut 06103-3602. All notices to you shall be given or sent to you at the address specified by you below. Each of us may change the address to which notices shall be sent by giving notice to the other party in accordance with this paragraph 12.

         13. Miscellaneous: This Agreement, as it may be amended from time to time, shall become effective as of the date when it is accepted and dated below by us. This Agreement is to be construed in accordance with the laws of the State of Connecticut. This Agreement supersedes and cancels any prior agreement between us, whether oral or written, relating to the sale of shares of the Portfolios or any other subject covered by this Agreement. The captions in this Agreement are included for convenience of reference only and in no way define or limit any of the provisions of this Agreement or otherwise affect their construction or effect.


                                Very truly yours,



                                Aeltus Capital, Inc.


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Please return two signed copies of this Agreement to Aeltus Capital, Inc. Upon acceptance, one countersigned copy will be returned to you for your files.


Name of Firm


Address:_____________________________________

_____________________________________________

_____________________________________________


By __________________________________________
      Authorized Representative


_____________________________________________
Name and Title (please print or type)

CRD#_________________________________________


ACCEPTED AND AGREED:

AELTUS CAPITAL, INC.

By___________________________________________

Dated:__________________________


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                             SELLING DEALER AGREEMENT

                                   SCHEDULE A
                           Effective November 29, 2000
                           ---------------------------


       Aetna Series Fund, Inc. Portfolios offered in four classes of shares:
       Class A, Class B, Class C and Class I.

         o     Aetna Money Market Fund
         o     Aetna Government Fund
         o     Aetna Bond Fund
         o     Aetna Balanced Fund
         o     Aetna Growth and Income Fund
         o     Aetna Technology Fund
         o     Aetna Value Opportunity Fund
         o     Aetna Growth Fund
         o     Aetna Small Company Fund
         o     Aetna International Fund
         o     Aetna Index Plus Large Cap Fund
         o     Aetna Index Plus Mid Cap Fund
         o     Aetna Index Plus Small Cap Fund
         o     Aetna Ascent Fund
         o     Aetna Crossroads Fund
         o     Aetna Legacy Fund
         o Aetna Principal Protection Fund I (offered in Class A and Class B only) (Closed for all sales effective
               October 6, 1999)
         o     Aetna Principal Protection Fund II (offered in Class A and
                Class B only) (Closed for all sales effective December 17, 1999)
         o     Aetna Principal Protection Fund III (offered in Class A and
                Class B only) (Closed for all sales effective May 30, 2000)
         o     Aetna Principal Protection Fund IV (offered in Class A and
                Class B only) (Closed for all sales effective September5, 2000)
         o     Aetna Index Plus Protection Fund I (offered in Class A and
                Class B only) (Closed for all sales effective November 29, 2000)

       Effective April 15, 1999 you will receive your dealer concession commission twice each month for Class A, B, and C commissions. All trail commissions will continue to be paid at month-end.